Exhibit 10.7
CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[*]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SEVENTH AMENDMENT
TO SECOND AMENDED & RESTATED CONSUMER FINANCING SERVICES AGREEMENT
Effective Date: June 15, 2022
This SEVENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CONSUMER FINANCING AGREEMENT (“Seventh Amendment”) is entered into by and between APX Group, Inc. (“Vivint” or “Company”) and Citizens Bank, N.A. (“Citizens” or “Supplier”, and together with Vivint, the “Parties”).
WHEREAS, the Parties previously entered into that certain Second Amended and Restated Consumer Financing Services Agreement dated as of May 31, 2017 (as previously amended, the “Agreement”); and
WHEREAS, the Parties desire to amend the Agreement pursuant to this Seventh Amendment.
NOW, THEREFORE, for valid and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.LOC Pricing Change. For the period beginning [*], and ending on [*] (the “Six-Month Period”), the “LOC Pricing” chart set forth on Annex 2 to the Third Amendment to the Agreement is hereby amended by changing the “Initial Upfront Merchant Fee” for the sixty-month repayment term products to be as set forth in the “Initial Upfront Merchant Fee” column below:

Loan Term	Program	Payment	THESE COLUMNS ARE FOR ILLUSTRATIVE PURPOSES ONLY		Initial Upfront Merchant Fee
			May 2022 Adjusted Fee	Six Month Period Fee Reduction
60M	A	Credit	[*]%	[*]%	[*]%
60M	A	Debit	[*]%	[*]%	[*]%
60M	B	Credit	[*]%	[*]%	[*]%
60M	B	Debit	[*]%	[*]%	[*]%

For the avoidance of doubt, the monthly adjustment exercise contemplated by the definition of “Swap Curve” in the Third Amendment to the Agreement to reflect reference rate fluctuations shall continue in effect without change or modification; provided, however, that no downward adjustment shall be made for the period beginning [*] and ending [*]. For the further avoidance of doubt, immediately upon expiration of the Six-Month Period, the changes set forth in this Seventh Amendment shall automatically end and have no further force or effect, without the need for any further action by any party, and the “Initial Upfront Merchant Fee” that would have been in effect but for this Seventh Amendment shall then be in effect, inclusive of all monthly adjustments contemplated by the definition of Swap Curve; provided, however, that the Parties shall continue to discuss any such other changes as the Parties may mutually agree are appropriate or necessary to account for material developments in the interest rate landscape.
2.Except as explicitly set forth in this Seventh Amendment, the Agreement is not amended or modified hereby. Section references used herein are to sections of the Agreement. Defined terms used herein without definition shall have the meanings ascribed to them in the Agreement.
IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

APX GROUP, INC.	CITIZENS BANK, N.A.

/s/ Dana Russell	/s/ Christine Roberts

Name: Dana Russell	Name: Christine Roberts

Title: Chief Financial Officer	Title: Head of Citizens Pay
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